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                                                                    EXHIBIT 22.1



                              SUBSIDIARIES OF THE COMPANY



      The following is a list of the subsidiaries of Unit Instruments, Inc. The Company owns, directly or indirectly, 100% of the voting securities of each subsidiary.


                                                             State of Jurisdiction
Name                                                           or Incorporation
----                                                           ----------------
Control Systems, Inc.                                              New Mexico

Unit Foreign Sales Corporation                                   Virgin Islands

Unit Instruments Limited                                            Ireland

Unit Instruments Japan, Inc.                                         Japan

Unit Instruments, GmbH                                              Germany

Unit Instruments Korea Ltd.                                       South Korea